Exhibit 107

FEE TABLES FOR FORMS

F-1, F-3, F-4

S-1, S-3, S-4 and S-11

Calculation of Filing Fee Tables

...S-4.....

(Form Type)

.........CARTESIAN GROWTH CORPORATION...........

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (4)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per shares (1)	Rule 457(f)(i)	3,840,029	$9.86(5)	$37,862,685.94	.0000927	$3,509.87
	Equity	Class A Common Stock, par value $0.0001 per shares (1)	Rule 457(f)(i)	138,822,699	$9.90(6)	$1,374,344,730	.0000927	$127,401.76
	Equity	Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 (2)	Rule 457(g)	20,400,000	N/A (7)	N/A (7)	N/A (7)	N/A (7)
	Equity	Class A Common Stock issuable upon exercise of warrants (3)	Rule 457(g)	20,400,000	$11.50 (8)	$234,600,000.00	.0000927	$21,747.42
	Total Offering Amounts					$1,646,807,415.94		$152,659.05
	Total Fees Previously Paid							$152,659.05
	Net Fee Due							$0.00

(1)

The number of shares of Class A Common Stock (“Class A Common Stock”) of Cartesian Growth Corporation “Cartesian”) being registered includes (i) 34,500,000 of Cartesian’s Class A ordinary shares that were sold pursuant to Cartesian’s Registration Statement on Form S-1 (File No. 333-252784), each of which will automatically convert into shares of Class A Common Stock in the Domestication (as defined below) and remain outstanding following the business combination and (ii) 8,625,000 shares of Cartesian’s Class B ordinary shares that will automatically convert into 8,625,000 shares of Class A Common Stock in connection with the Domestication.

(2)

The number of warrants to acquire shares of Class A Common Stock being registered represents (i) 11,500,000 warrants issued in the IPO (“Public Warrants”) and (ii) 8,900,000 warrants acquired by our Sponsor for an aggregate purchase price of $8,900,000 in a private placement simultaneously with the closing of the IPO (“Private Placement Warrants”). The Public Warrants and the Private Placement Warrants will automatically be converted by operation of law into warrants to acquire shares of Class A Common Stock as a result of the Domestication.

(3)	Represents shares of Class A Common Stock to be issued upon the exercise of the Public Warrants and the Private Placement Warrants.
(4)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(5)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Cartesian’s Class A ordinary shares on the Nasdaq Capital Market (“Nasdaq”) on May 9, 2022 ($9.86 per share), in accordance with Rule 457(f)(1).

(6)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Cartesian’s Class A ordinary shares on Nasdaq on February 8, 2022 ($9.90 per share), in accordance with Rule 457(f)(1).

(7)

The maximum number of Public Warrants and Private Placement Warrants and shares of Class A Common Stock of the registrant issuable upon exercise of the Public Warrants and Private Placement Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Public Warrants and Private Placement Warrants has been allocated to the shares of Class A Common Stock of the registrant issuable upon exercise of the Public Warrants and Private Placement Warrants and included in the registration fee as calculated in footnote (7) below. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.

(8)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.